BROWN AND COMPANY CASH AND MARGIN AGREEMENT


In consideration of Brown & Company Securities Corporation ("BROWN") accepting one or more accounts of the undersigned (whether designated by name, number or otherwise) and BROWN's agreeing to act as broker for the undersigned in the purchase or sale of securities, the undersigned agrees as follows:

1. All transactions are subject to the rules, regulations, customs and usages of the exchange or markets (and the clearing agency, if any) where executed and of any association whose rules and regulations govern transactions in that market and your account agreement(s) with BROWN. We will furnish, upon written request, the date and time when a transaction took place and the name of the other party to the transaction.

2. Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by The New York Stock Exchange, The Securities and Exchange Commission and/or The Board of Governors of The Federal Reserve System which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this agreement so affected shall be deemed modified or superseded, shall in all respects, continue and be in full force and effect. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by an officer of BROWN.

3. All monies, securities or other property which BROWN may at any time be carrying for the undersigned or for any account in which the undersigned has an interest or which may at any time be in BROWN's possession for any purpose, including safekeeping, shall be subject to a general lien for the discharge of all obligations of the undersigned to BROWN, irrespective of whether or not BROWN has made advances in connection with such securities or other property and irrespective of the number of accounts the undersigned may have with BROWN.

4. All securities or any other property, now or hereafter held by BROWN or carried by BROWN for the undersigned (either individually or jointly with others), or deposited to secure the same, may from time to time and without notice to the undersigned, be carried in Brown's general loans and may be pledged, repledged, hypothecated, or rehypothecated separately or in common with other securities or any other property, for the sum due to BROWN thereon and without retaining in BROWN's possession and control for delivery a like amount of similar securities.

5. BROWN is hereby authorized, in its discretion, should the undersigned die or should BROWN for any reason whatsoever deem it necessary for BROWN's protection, to sell any or all of the securities or other property which may be in BROWN's possession or which BROWN may be carrying for the undersigned

(either individually or jointly with others) or to buy in any securities or other property of which the account or accounts of the undersigned may be short or cancel any outstanding orders in order to close out the account or accounts of the undersigned in whole or in part or in order to close out any commitment made in behalf of the undersigned. Such sale, purchase or cancellation may be made according to BROWN's judgment and may be made, at BROWN's discretion, on the exchange or other market whether such business is then usually transacted or at public auction or at private sale, without advertising the same and without notice to the undersigned or to the personal representative of the undersigned and without prior tender, demand, or call of any kind upon the undersigned or upon the personal representatives of the undersigned and BROWN may purchase the whole or any part thereof free from any right of redemption, and the undersigned shall remain liable for any deficiency; it being understood that a prior joinder, demand or call of any kind from BROWN, or prior notice from BROWN, of the time and place of such sale or purchase shall not be considered a waiver of BROWN's right to sell or buy any securities and/or property held by BROWN, or owed BROWN by the undersigned, at any time as hereinbefore provided.

6. Notwithstanding a general policy of giving customers notice of a margin deficiency, BROWN is not obligated to request additional margin from the undersigned in the event an account in which the undersigned has an interest falls below the minimum maintenance requirements. More importantly, there may well be circumstances where BROWN will liquidate securities and/or other property in the account without notice to the undersigned to ensure that minimum maintenance requirements are satisfied. The undersigned will at all times maintain margins for said accounts, as required by BROWN. At any time and from time to time, in BROWN's discretion, BROWN may without notice to the undersigned apply and/or transfer any or all monies, securities and/ or other property of the undersigned interchangeable between any accounts of the undersigned.

7. The undersigned undertakes, at any time upon BROWN's demand, to discharge obligations of the undersigned to BROWN, or, in the event of a closing of any account of the undersigned in whole or in part, to pay BROWN the deficiency, if any, and no oral agreement or instructions to the contrary shall be recognized or enforceable. The reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with BROWN, including, but not limited to, attorney's fees incurred and payable or paid by BROWN shall be payable to BROWN by the undersigned.

8. In case of the sale of any security or other property by BROWN at the direction of the undersigned and BROWN's inability to deliver the same to the purchaser by reason of failure of the undersigned to supply BROWN therewith, then and in such event, the undersigned authorizes BROWN to borrow any security or other property necessary to make delivery thereof, and the undersigned thereby agrees to be responsible for any loss which BROWN may sustain thereby and any premiums which BROWN may be required to pay thereon, and for any loss which BROWN may sustain by reason of BROWN's inability to borrow the security or other property sold.

9. It is understood and agreed that the undersigned, when placing with BROWN any sell order for a short account, will designate it as such and hereby authorizes BROWN to mark such order as being "short" and when placing with BROWN any order of a long account, will designate it as such and hereby authorizes BROWN to mark such order as being "long". Any sell order which the undersigned shall designate as being for a long account as above provided is for securities then owned by the undersigned and, if such securities are not then deliverable by BROWN from any account of the undersigned, the placing of such order shall constitute a representation by the undersigned that it is impracticable for him then to deliver such securities to BROWN but that he will deliver them as soon as it is possible for him to do so without undue inconvenience or expense.

10. The undersigned is solely responsible for all securities transactions in this account and represents that the undersigned can afford to take the risks inherent in trading securities and is an experienced, informed investor. The undersigned agrees that if there is any material change in the investment objectives or financial situation of the undersigned or if the undersigned can no longer afford to take the risks inherent in trading securities, BROWN will be notified before any further transactions are entered into. The undersigned is aware of the fact that BROWN tape records conversations between the undersigned and BROWN and authorizes that tape recording. It is understood and agreed that BROWN will act only as agent for the under-signed, and that BROWN will not offer or provide any opinions, judgment or information concerning the nature, value or potential suitability of any trade or investment.

11. In deciding where to route orders, absent specific instructions from customers, BROWN will take into consideration, among other factors, the quality and speed of execution, as well as the credits and/or cash payments receivable from the New York Stock Exchange and other market centers. Where specific instructions are given, BROWN may require that a higher commission be applied to some or all future transactions in the account.

12. Communications by mail, messenger, telegraph or otherwise, sent to the undersigned at the address of record listed on the application, or any other address the undersigned may give BROWN in writing, are presumed to be delivered to and received by the undersigned whether actually received or not. Information contained on transaction reports and account statements is conclusive unless the undersigned objects in writing within ten (10) calendar days after they are sent or transmitted to the undersigned.

13. This agreement and its enforcement shall be governed by the laws of Massachusetts and its provisions shall be continuous, shall cover individually and collectively all accounts which the undersigned may open or reopen with BROWN, and shall inure to the benefit of BROWN's present organization and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause, whatsoever and of the assigns of BROWN's present organization or any successor organization and shall be binding upon the undersigned and/or the estate, executors, administrators and assigns of the undersigned.

14. The undersigned, if any individual, represents that the undersigned is of full age, that the undersigned is not an employee of any exchange or of any corporation of which any exchange owns a majority of the capital stock or of a member of any exchange or of a member firm or member corporation registered on any exchange or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper or that if the undersigned is so employed, BROWN has the consent of the undersigned's employer to open the account or accounts of the undersigned with BROWN. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with BROWN.

         INITIAL DISCLOSURE OF CREDIT TERMS UNDER SEC RULE 10b-16

15. The undersigned will be charged interest on any credit extended to or maintained for the undersigned by BROWN for the purpose of purchasing, carrying or trading in any security. The annual rate of interest which will be charged on net debit balances will usually be no more than the highest rate for brokers' call money published in The Wall Street Journal and The
New York Times. The rate of interest will be changed without notice in accordance with changes in the brokers' call money rate. With the exception of a credit balance in the short account, all other credit balances in al cash and margin accounts are combined and interest is charged to the margin account on any resulting debit balance, interest is computed monthly on the debit balances during the month. If, during the month, there is a change in interest rates, separate charges will be shown for each interest period under the different rate, but interest will be compounded monthly. The combining of balances, as well as the actual interest calculations are done by computer, but interest is arrived by multiplying the net debit balance by the effective rate of interest by the number of days divided by 360. In the event there is a decline in the market value of the securities in the margin account, BROWN may have to request additional collateral. Generally, such a request for additional collateral will be made by BROWN when the equity in the account falls below 30%. However, BROWN retains the right to require additional margin at any time BROWN deems it necessary or advisable. Any such call for additional collateral may be met by delivery of additional marginable securities or cash. Any securities in any of the accounts of the undersigned are collateral for any debit balances in the account with BROWN. A lien is created by these debits to secure the amount of money owed BROWN. This means that, in accordance with the terms of this agreement, securities in the said accounts can be sold to redeem or to liquidate any debit balances in these accounts.

16. BY SIGNING THIS AGREEMENT, THE UNDERSIGNED AUTHORIZES BROWN TO LEND TO BROWN OR TO OTHERS ANY SECURITIES NOW OR HEREAFTER CARRIED ON MARGIN BY BROWN FOR THE ACCOUNT OF THE UNDERSIGNED BUT ONLY TO THE EXTENT THAT THERE IS A MARGIN OBLIGATION.

17. The undersigned understands that BROWN will release the undersigned's name, address and securities positions to requesting companies in which the undersigned holds securities, unless the undersigned checks this box.

[ ] Check this box if the undersigned is associated with a member of The New York Stock Exchange or the NASD, other than as a customer. If so, what is the firm's name?

[ ] Check this box if the undersigned is a director, 10% stockholder or policy making officer of a publicly traded company. If so, specify the company or companies.

18.  Under penalties of perjury, I certify that:
     (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

      (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid the acquisition or abandonment of secured property, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Social Security or Tax ID No.          Applicant Signature

_____________________________          __________________________________

Date                                   Co-Applicant Signature (if applicable)

_____________________________          ___________________________________














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